Exhibit 99.1

MEDICINE MAN TECHNOLOGIES HIGHLIGHTS LANDMARK CONSOLIDATION STRATEGY TO CREATE ONE OF NORTH AMERICA’S LARGEST VERTICALLY INTEGRATED CANNABIS OPERATORS. PROJECTED ANNUAL REVENUES FROM THE PREVIOUSLY DISCLOSED PROPOSED ACQUISITIONS TOTAL APPROXIMATELY $170 MILLION in 2019

DENVER, Sept. 16, 2019 /PRNewswire/ -- Medicine Man Technologies, Inc. (OTCQX: MDCL) ("Medicine Man Technologies" or the "Company") announced a culmination of its roll-up strategy today that would solidify the Company as one of the largest vertically integrated cannabis operators in North America upon closing of these pending acquisitions—and as a deeply experienced retailer and manufacturer of cannabis-infused products and concentrates driven by a leadership team that has unprecedented experience in regulated cannabis markets.

As previously disclosed, the Company—which also includes a new executive team with decades of experience in mergers & acquisitions, private equity, strategic operations and corporate finance—has entered into binding term sheets to acquire some of the best-selling cannabis brands in the legal Colorado cannabis industry, a combination of pending transactions that spans 12 cultivation facilities (including Los Sueños Farms LLC, one of North America's largest sustainable cannabis farms); seven proprietary extraction facilities (including Purplebee’s); seven manufacturers of infused products (including Medically Correct, one of Colorado’s largest edible manufacturers; licensed producer of incredibles in Colorado,  and creators of new brands Quiq and Nove, set to launch this fall); 33 strategically located retail dispensaries (including five Starbuds-branded dispensaries in Colorado); and a state-of-the-art manufacturing / research and development lab (MedPharm’s Colorado facility has the first and only active cannabis research license in the state).

These acquisitions are made possible by the passage of House Bill 19-1090, which was signed into law by Colorado Gov. Jared Polis on May 29, 2019, thus opening up Colorado's cannabis industry to outside investors and enabling increased investment by venture capitalists and private equity firms. Medicine Man Technologies Chief Executive Officer Andy Williams was a major driving force behind the Colorado cannabis industry’s push for public company ownership legislation, and he also sat on the rulemaking committee after the legislation was passed.

This new legislation allows public companies to wholly acquire licensed businesses in Colorado on or after Nov. 1, 2019, though these acquisitions would likely become final towards the end of the first or in the second quarter of 2020, pending due diligence, approval from local and state governments, and any other additional customary closing conditions.

“The natural progression of the modern cannabis industry is consolidation, and our vision for the future of Medicine Man Technologies has always been to bring together a group of experienced cannabis industry pioneers and the leading brands they’ve created—and we’re proud to finally tell the world about this years-in-the-making strategy coming to fruition,” said Andy Williams, Co-Founder and Chief Executive Officer of Medicine Man Technologies. “Not only are we banding together with other pioneers of the regulated cannabis market, but we’re bringing together a dozen individually profitable companies into a single publicly traded outfit, and we believe we are strategically positioned to increase efficiencies and profit margin over time.”

Medicine Man Technologies has entered into binding term sheets to acquire cultivation facility Los Sueños Farms LLC; diversified dispensary groups including Medicine Man, Colorado Harvest Company, Strawberry Fields, Roots Rx, Mesa Organics, and diverse dispensary locations owned by various ownership groups some run under the name Starbuds; infused products companies Medically Correct and Canyon LLC; concentrates manufacturers Dabble Extracts and Purplebee’s; R&D, intellectual property and holding company / phytopharmaceutical-grade dosage form manufacturer (home to product brands become, BATCH and Aliviar) MedPharm Holdings; and Colombia-based Green Equity, which holds international import and export licenses and IP for cultivation, manufacturing, extraction and R&D—and a 271-acre farm located outside Bogotá.”

These veteran executive teams have a combined 150-plus years of experience in regulated cannabis markets, including Medically Correct Founders Rick Scarpello and Bob Eschino, Los Sueños Farms Founder Bob DeGabrielle (who joined the Company’s Board of Directors), Medicine Man Chief Executive Officer Sally Vander Veer, Co-Founder Pete Williams and Founding Member Pete Vasquez, Colorado Harvest Company Co-Founders Tim Cullen and Ralph Morgan, Canyon LLC Founder and Chief Executive Officer Morgan Iwersen, Starbuds Founder and Chief Executive Officer Brian Ruden and Managing Partner TJ Joudeh, Strawberry Fields Co-Founders Mike and Rich Kwesell, MedPharm Holdings Chief Executive Officer Albert Gutierrez, Mesa Organics Owners Jim and Pam Parco, Dabble Extracts Founder Josh Hindi, Roots Rx executives Robert Holmes and Steven Miller and others.

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“Colorado operators are the most experienced and best-positioned operators in the world, and we’ve created some of the most tried-and-true brands in one of the most tightly regulated markets in the country,” said Williams of Colorado’s cannabis market, which is one of the largest cannabis markets in the U.S. “We’ve been watching the consolidation happening all around us, but while so many other multi-state operators have the money, they lack the experience with and passion for the plant. I like to say this collective talent pool has solved cannabis operating challenges that other companies don’t yet know they are going to have. And soon we will have economies of scale on our side.”

Most of these businesses’ report EBITDAs averaging around 20%, but Williams and his new colleagues believe they can increase those EBITDAs to approximately 30% via collaborative growth and the forthcoming economies of scale.

“Together we are creating Colorado’s premier cannabis company,” said Brian Ruden, Chief Executive Officer of Starbuds. “My colleague TJ Joudeh and I are proud to join forces with this team of Colorado cannabis pioneers, and we are confident that this network of industry-leading businesses across cultivation, extraction, production, retail and R&D business segments will become a formidable force in North American cannabis.”

The Company has received a recent capital commitment up to $21 million from strategic partner Dye Capital, whose Managing Partner Justin Dye has 25 years of experience in private equity, general management, operations, strategy, corporate finance and M&A and was recently appointed Chairman of the Board of Medicine Man Technologies. Dye Capital Partner Leo Riera, who has more than 30 years of experience in investment banking and fund management and was the Country Head for Bankers Trust in Venezuela for over a decade, was also appointed to the Company’s Board of Directors.

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“This team has been strategically assembled for maximum impact—from my colleagues and myself in tactical plant-touching operations to our colleagues who bring vast experience in M&A and integration,” said Medically Correct Founder Bob Eschino. “We are confident in this group’s ability to fully take advantage of this first-of-its-kind opportunity.”

The Company is prepared for the important work ahead, thanks to its experienced executives and consultants who bring essential skillsets in public markets to the table.

Chief Operating Officer Joe Puglise is a seasoned executive in operational management, including past work as President of New York properties for iHeartMedia, where he oversaw approximately 300 employees and almost $200 million in annual revenue and $100 million in annual EBITDA. Since Joe joined the Company in 2018, Medicine Man Technologies has gained over +165%, while the New Cannabis Ventures’ Global Cannabis Stock Index tracker has retreated -10%, as of close of market Sept. 13, 2019. Senior Vice President of Finance Nancy Bush Huber brings over 25 years of executive management roles, including Chief Financial Officer and Vice President of Finance, for both public and private companies. Huber will be instrumental in establishing and managing the Company's financial reporting and capital allocation processes.

General Counsel, Hon. Dan Pabon, brings expertise in emerging regulatory systems and system design, and he also has established strategic federal, state and local relationships over his 20 years of involvement in public decision-making. Chief Administrative Officer Lee Dayton Jr. brings over 25 years of investment banking and corporate development experience. Chief Strategy Officer Todd Williams brings more than 25 years of asset valuation and M&A experience. Former United Airlines Chief Information Officer Nirup Krishnamurthy, a technology and operations executive with over 20 years of experience across industries, will lead the Company’s technology integration. And at only 33, Chief Cultivation Officer Josh Haupt is already known as the “Steve Jobs of cannabis,” having literally written the book, Three A Light, on cultivation excellence.

“This well-rounded team has been assembled to include experts from each side of the regulated cannabis and public markets paradigms, and MedPharm Holdings is honored to be joining forces with such thoughtful professionals—many of whom we’ve admired for years,” said Dr. Tyrell Towle, MedPharm's Director of Chemistry and Extraction. “Medicine Man Technologies will be able to cover the cannabis life cycle from its foundations in agriculture to its many end uses with consumers, and the scientist in me is confident that this team has what it takes to create a world-class cannabis company that will continue to lead by example.”

About Medicine Man Technologies
Denver, Colorado-based Medicine Man Technologies (OTCQX: MDCL) is a rapidly growing provider of cannabis consulting services, nutrients and supplies. The Company’s client portfolio includes active and past clients in 20 states and seven countries throughout the cannabis industry. The Company has entered into agreements to become one of the largest vertically integrated seed-to-sale operators in the global cannabis industry. Current agreements will enable Medicine Man Technologies to offer cultivation, extraction, distribution and retail pharma-grade products internationally. The Company’s intellectual property includes the “Three A Light” methodology for cannabis cultivation and pending acquisition candidate MedPharm's GMP-certified facility, which has the first cannabis research license to conduct clinical trials in the United States. Management includes decades of cannabis experience, a unique combination of first movers in industrial cannabis and proven Fortune 500 corporate executives.

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Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) regulatory limitations on our products and services; (ii) our ability to complete and integrate acquisitions; (iii) general industry and economic conditions; and (iv) our ability to access adequate financing on terms and conditions that are acceptable to us, as well as other risks identified in our filings with the SEC. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise. We note that as to all referenced potential acquisitions: (i) we have not performed business, financial, accounting or legal due diligence, (ii) each contemplates entering into a definitive agreement and no such definitive agreement has been executed,(iii) financial information and projections relating to these potential acquisitions is based solely on information provided by the target companies, without review by us or independent verification, and historical financial information of the potential acquisitions targets is unaudited , (iv) each of these potential acquisitions and any projected financial information is subject to substantial risks and uncertainties,(v) completing these acquisitions and executing on our strategy will require MMT to secure additional financing and (vi) completing each of these acquisitions is subject to obtaining regulatory approvals. There can be no assurance that the proposed acquisitions will in fact be consummated on the terms and in the manner previously disclosed or at all. Forward looking statements are dynamic and subject to change. Our forward-looking statements speak only as of the date they are given and do not necessarily reflect our outlook at any other point in time. We do not undertake to update or revise these forward-looking statements. Inevitably some assumptions underlying projections will not materialize and unexpected events and circumstances may affect ultimate financial results. Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic, regulatory, and competitive risks. Actual results achieved may vary materially from the projections or other forward-looking statements. There are substantial risks and uncertainties relating to integrating an acquisition and we contemplate completing and integrating a substantial number of acquisitions which enhances the risks and uncertainties.

Investor Relations Contact:

ir@medicinemantechnologies.com

1-866-348-1997

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